EXHIBIT 99.1

Airborne Wireless Network Announces Shipment of Mynaric’s Flight Laser Terminals for Upcoming

Hybrid Radio and Laser Communications Flight Test

SIMI VALLEY, Calif., December 1, 2017 /PRNewswire/ -- Airborne Wireless Network (OTC QB: ABWN) announced today that, in preparation of its upcoming Hybrid Radio and Laser Communications Flight Test, Mynaric (formerly Vialight Communications), has arranged for the shipment of two flight laser terminals and associated components to ABWN pursuant to the Design and Manufacturing Services Agreement effective August 11, 2017.

The confirmed shipment will allow ABWN to execute its next phase of testing, to conduct a two-plane test utilizing two Cessnas or equivalent planes (the Cessna Tests). The Cessna Tests build upon ABWN’s successful May 2017 proof of flight concept test performed in Roswell, New Mexico, which utilized two Boeing 767s and successfully demonstrated the ability of aircraft equipped with Infinitus Super HighwayTM to act as airborne repeaters / routers to send and receive broadband signals from one aircraft to another. The proof of flight concept test also successfully demonstrated aircraft-to-ground communication, ground-to-aircraft communication, and aircraft-to-aircraft-to-ground-and-back communication.

Michael Warren, CEO of ABWN, said, “Our collaboration with Mynaric in our upcoming Cessna Tests provides an important step in initiating our proprietary Hybrid Radio and Laser Communications System and moves us closer towards achieving the commercialization of our Infinitus Super HighwayTM. We expect this demonstration will confirm data rates between two airborne platforms that was not previously technologically possible.”

“We are proud to work with Airborne Wireless Network in this significant milestone in the eventual realization of full operational status of its Infinitus Super HighwayTM,” said Dr. Markus Knapek, Board Member of Mynaric.

Through its July 25, 2017 patent application, ABWN is seeking exclusive rights in the method of synchronizing laser links between aircraft in flight for use in its proprietary Infinitus Super HighwayTM technology. ABWN will be using this method as a roadmap to attempt to exponentially increase data transfer speeds for the ABWN's contemplated Infinitus Super HighwayTM.

The Mynaric Flight Laser Terminals being used for ABWN’s Cessna Tests will test the interruption of the laser link to further validate ABWN’s Hybrid Radio and Laser Communications System. The Cessna Tests are being designed to prove that “self-synchronizing” and “self-restoring” airborne laser links are feasible and practical. ABWN presently anticipates that it will be able to conduct the Cessna Tests and a larger airborne test involving up to 20 commercial aircraft during the 2018 calendar year. If successful, ABWN would seek to complete the hardware and software development in order to launch Infinitus Super HighwayTM.

About Mynaric

Mynaric (formerly Vialight Communications) is a manufacturer of laser communication technologies used to establish dynamic communication networks in the air and in space. Its wireless data transmission products include ground stations and laser terminals, which allow very large quantities of data to be sent wirelessly over long distances at high speeds.

Mynaric recently completed its IPO raising over € 27 (USD 30) Million. Mynaric trades on the Frankfurt Stock Exchange under ISIN DE000A0JCY11|symbol M0Y

For more information see: www.mynaric.com

About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking aircraft in flight, called the Infinitus Super HighwayTM. The Company expects that each aircraft participating in the Infinitus Super HighwayTM network will act as an airborne repeater or router, sending and receiving broadband signals from in-flight and ground stations, creating a digital information superhighway in the sky. The Company intends the Infinitus Super HighwayTM network to be a high-speed broadband internet pipeline to improve coverage and connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service and telecommunication providers.

Currently, the world's connectivity is achieved by use of satellites, undersea cables and ground based fiber, among other sources. The Company believes that the Company's Infinitus Super HighwayTM may be a solution to fill the world's connectivity void and enhance the world’s connectivity. Once the Infinitus Super HighwayTM network is developed and fully implemented, it may provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, commercial and private aircraft in flight, in addition to internet service providers and telecommunication providers.

For further information see: www.airbornewirelessnetwork.com

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Notice Regarding Forward-Looking Statements:

This release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts contained in this release, including statements regarding our future results of operations and financial position, business strategy, proposed new products and services, research and development costs, granting of regulatory approvals, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products and services, are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward- looking statements.

Such risks and uncertainties include, but are not limited to, our financial performance, including our history of operating losses; our ability to obtain additional funding to continue our operations; our ability to successfully develop and commercialize Infinitus; our ability to enter into agreements with commercial airlines that permit us to install our equipment on their aircraft; changes in the regulatory environments of the United States and other countries in which we intend to operate; our ability to attract and retain key management and other personnel; competition from new market entrants; our ability to identify and pursue development of appropriate products; and risks, uncertainties and assumptions described in the filings we make with the Securities and Exchange Commission.. These forward-looking statements speak only as of the date of this release and we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact:

info@airbornewirelessnetwork.com 805-583-4302

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